Exhibit (e)(1)(i)(i)

Schedule A

Allianz Funds

Revised as of August 27, 2020

Separate Investment Portfolios

Fund Name

AllianzGI Dividend Value Fund

AllianzGI Emerging Markets Opportunities Fund

AllianzGI Focused Growth Fund

AllianzGI Global Small-Cap Fund

AllianzGI Health Sciences Fund

AllianzGI Income & Growth Fund

AllianzGI International Value Fund

AllianzGI Large-Cap Value Fund

AllianzGI Mid-Cap Fund

AllianzGI Mid-Cap Value Fund

AllianzGI Small-Cap Fund

AllianzGI Small-Cap Value Fund

AllianzGI Technology Fund

IN WITNESS WHEREOF, ALLIANZ FUNDS and ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC have caused this Schedule A to the Distribution Contract to be signed in its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS

By:	/s/ Thomas J. Fuccillo
Name: Thomas J. Fuccillo
Title: President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	/s/ Kathleen C. Thompson
Name: Kathleen C. Thompson
Title: Chief Executive Officer and Managing Director

Schedule A to Distribution Contract – Signature Page